Redfin Reports Fourth Quarter and Full Year 2023 Financial Results

SEATTLE - February 27, 2024 - Redfin Corporation (NASDAQ: RDFN) today announced results for its fourth quarter and full year ended December 31, 2023.

Fourth Quarter 2023
Fourth quarter revenue was $218.1 million, a decrease of 2% compared to the fourth quarter of 2022. Gross profit was $73.2 million, an increase of 32% year-over-year. Real estate services gross profit was $29.9 million, an increase of 14% year-over-year, and real estate services gross margin was 22.5%, compared to 18.0% in the fourth quarter of 2022.

Net loss was $22.9 million, compared to a net loss of $61.9 million in the fourth quarter of 2022. Net loss attributable to common stock was $23.1 million. Net loss per share attributable to common stock, diluted, was $0.20, compared to net loss per share, diluted, of $0.57 in the fourth quarter of 2022.

Adjusted EBITDA loss was $13.5 million, compared to adjusted EBITDA loss of $40.2 million in the fourth quarter of 2022.

Full Year 2023
Full year revenue from continuing operations was $976.7 million, a decrease of 11% year-over-year. Gross profit from continuing operations was $329.8 million, an increase of 7% year-over-year. Real estate services gross profit was $156.0 million, a decrease of 13% year-over-year, and real estate services gross margin was 25.2%, compared to 22.7% in 2022.

Total net loss was $130.0 million, compared to a net loss of $321.1 million in 2022. Total net loss attributable to common stock was $131.1 million. Net loss per share attributable to common stock, diluted, was $1.16, compared to a net loss per share, diluted, of $2.99 in 2022.

Adjusted EBITDA loss was $76.4 million, compared to adjusted EBITDA loss of $145.1 million in 2022.

“In a dreadful housing market, Redfin got more efficient in the fourth quarter, again improving gross margins and operating margins, even as we laid the foundation for meaningful long-term growth,” said Redfin CEO Glenn Kelman. “Our site continued to draw visitors from rivals. And new sales initiatives are driving breakthroughs on fronts where Redfin has been stymied for years. First, our all-variable pay plan is delivering significant revenue growth in major California cities. Second, a commission refund to customers who hire a Redfin agent after the first tour seems likely to increase home-buyer close-rates in its first four pilot markets. We expect these projects to pay off throughout 2024 and 2025.”

Fourth Quarter and Full Year Highlights
•#1 brokerage website for 2023, with 5x the traffic of our next closest brokerage competitor. Redfin’s mobile apps and website reached approximately 49 million average monthly users in 2023, which was roughly flat compared to 2022.

•Our agents and partners helped approximately 62,000 customers buy or sell a home in 2023 and Redfin’s market share was 0.76% of U.S. existing home sales, a change of -4 bps compared to 2022.
•Achieved mortgage attach rate (excluding cash transactions) of 25% in the fourth quarter, compared to 21% in the fourth quarter of 2022.1
•Increased the mix of sales to loyalty customers to 36% in the fourth quarter of 2023, compared to 32% in the fourth quarter of 2022. For the year, a record 36% of sales came from loyalty customers.
•Expanded Redfin Next agent pay plan to San Diego and Orange County following strong recruiting interest in Los Angeles and San Francisco. To date, Redfin has signed more than 60 top producing agents to join the brokerage under the Redfin Next program.
•Launched “Sign & Save” program for buyers who hire Redfin after their first tour, saving them thousands of dollars at closing. The program, which expanded to qualifying markets nationwide on February 1st, is expected to help Redfin agents win more business and close more sales.
•Expanded listing coverage to a total of 99% of the U.S. population by adding 138 new MLSs and thousands of new construction listings.
•Launched Redfin Redesign, which allows home searchers to change the appearance of Redfin and Bright MLS listing photos and envision the potential in for-sale homes.

(1) Attach rate reflects total closed loans for Redfin buy-side customers divided by Redfin buy-side transactions with a mortgage (excluding cash transactions) for the period. We previously reported only the inclusive attach rate (includes cash transactions in the denominator), which was 19% in the fourth quarter, compared to 17% in Q4 2022.

Business Outlook
The following forward-looking statements reflect Redfin's expectations as of February 27, 2024, and are subject to substantial uncertainty.

For the first quarter of 2024 we expect:
•Total revenue between $214 million and $223 million, representing a year-over-year change between 0% and 4% compared to the first quarter of 2023. Included within total revenue are real estate services revenue between $126 million and $131 million, rentals revenue between $49 million and $50 million, mortgage revenue between $29 million and $32 million, and other revenue between $9 million and $10 million.
•Total net loss is expected to be between $72 million and $65 million. This guidance includes approximately $25 million in total marketing expenses, $18 million in stock-based compensation, $14 million in depreciation and amortization, and $3 million in net interest expense. Adjusted EBITDA loss is expected to be between $36 million and $29 million. Furthermore, we expect to pay a quarterly dividend of 30,640 shares of common stock to our preferred stockholder.

Conference Call
Redfin will webcast a conference call to discuss the results at 1:30 p.m. Pacific Time today. The webcast will be open to the public at http://investors.redfin.com. The webcast will remain available on the investor relations website for at least three months following the conference call.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including our future operating results, as described under Business Outlook. We believe our expectations related to these forward-looking statements are reasonable, but actual results may turn out to be materially different. For factors that could cause actual results to differ materially from the forward-looking statements in this press release, please see the risks and uncertainties identified under the heading "Risk

Factors" in our annual report for the year ended December 31, 2023, which is available on our Investor Relations website at http://investors.redfin.com and on the SEC website at www.sec.gov. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances.

About Redfin
Redfin (www.redfin.com) is a technology-powered real estate company. We help people find a place to live with brokerage, rentals, lending, title insurance, and renovations services. We run the country's #1 real estate brokerage site. Our customers can save thousands in fees while working with a top agent. Our home-buying customers see homes first with on-demand tours, and our lending and title services help them close quickly. Customers selling a home can have our renovations crew fix it up to sell for top dollar. Our rentals business empowers millions nationwide to find apartments and houses for rent.Since launching in 2006, we've saved customers more than $1.6 billion in commissions. We serve more than 100 markets across the U.S. and Canada and employ over 4,000 people.

Redfin’s subsidiaries and affiliated brands include: Bay Equity Home Loans®, Rent.™, Apartment Guide®, Title Forward® and WalkScore®.

For more information or to contact a local Redfin real estate agent, visit www.redfin.com. To learn about housing market trends and download data, visit the Redfin Data Center. To be added to Redfin's press release distribution list, email press@redfin.com.

Redfin-F

Contacts

Investor Relations
Meg Nunnally, 206-576-8610
ir@redfin.com

Public Relations
Mariam Sughayer, 206-876-1322
press@redfin.com

Redfin Corporation and Subsidiaries
Consolidated Balance Sheets
(in thousands, except share and per share amounts, unaudited)

	December 31,
	2023	2022
Assets
Current assets
Cash and cash equivalents	$149,759	$232,200
Restricted cash	1,241	2,406
Short-term investments	41,952	122,259
Accounts receivable, net of allowances for credit losses of $3,234 and $2,223	51,738	46,375
Loans held for sale	159,587	199,604
Prepaid expenses	33,296	34,006
Other current assets	7,472	7,449
Current assets of discontinued operations	—	132,159
Total current assets	445,045	776,458
Property and equipment, net	46,431	54,939
Right-of-use assets, net	31,763	40,889
Mortgage servicing rights, at fair value	32,171	36,261
Long-term investments	3,149	29,480
Goodwill	461,349	461,349
Intangible assets, net	123,284	162,272
Other assets, noncurrent	10,456	11,247
Noncurrent assets of discontinued operations	—	1,309
Total assets	$1,153,648	$1,574,204
Liabilities, mezzanine equity, and stockholders' equity
Current liabilities
Accounts payable	$10,507	$11,065
Accrued and other liabilities	90,360	106,763
Warehouse credit facilities	151,964	190,509
Convertible senior notes, net	—	23,431
Lease liabilities	15,609	18,560
Current liabilities of discontinued operations	—	4,311
Total current liabilities	268,440	354,639
Lease liabilities, noncurrent	29,084	36,906
Convertible senior notes, net, noncurrent	688,737	1,078,157
Term loan	124,416	—
Deferred tax liabilities	264	243
Noncurrent liabilities of discontinued operations	—	392
Total liabilities	1,110,941	1,470,337
Series A convertible preferred stock—par value $0.001 per share; 10,000,000 shares authorized; 40,000 and 40,000 shares issued and outstanding at December 31, 2023 and 2022, respectively	39,959	39,914
Stockholders’ equity
Common stock—par value $0.001 per share; 500,000,000 shares authorized; 117,372,171 and 109,696,178 shares issued and outstanding at December 31, 2023 and 2022, respectively	117	110
Additional paid-in capital	826,146	757,951
Accumulated other comprehensive loss	(182)	(801)
Accumulated deficit	(823,333)	(693,307)
Total stockholders’ equity	2,748	63,953
Total liabilities, mezzanine equity, and stockholders’ equity	$1,153,648	$1,574,204

Redfin Corporation and Subsidiaries
Consolidated Statements of Comprehensive Loss
(in thousands, except share and per share amounts, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue	218,077	221,935	976,672	1,099,574
Cost of revenue(1)	144,926	166,368	646,853	790,455
Gross profit	73,151	55,567	329,819	309,119
Operating expenses
Technology and development(1)	44,098	43,247	183,294	178,924
Marketing(1)	20,332	23,956	117,863	155,309
General and administrative(1)	52,206	60,751	238,790	243,390
Restructuring and reorganization	768	13,954	7,927	32,353
Total operating expenses	117,404	141,908	547,874	609,976
Loss from continuing operations	(44,253)	(86,341)	(218,055)	(300,857)
Interest income	2,362	4,691	10,532	6,639
Interest expense	(4,233)	(2,238)	(9,524)	(8,886)
Income tax (expense) benefit	(97)	309	(979)	(116)
Gain on extinguishment of convertible senior notes	25,171	57,193	94,019	57,193
Other expense, net	(1,848)	(693)	(2,385)	(3,770)
Net loss from continuing operations	(22,898)	(27,079)	(126,392)	(249,797)
Net loss from discontinued operations	—	(34,867)	(3,634)	(71,346)
Net loss	$(22,898)	$(61,946)	$(130,026)	$(321,143)

Dividends on convertible preferred stock	(216)	(144)	(1,074)	(1,560)

Net loss from continuing operations attributable to common stock—basic and diluted	$(23,114)	$(27,223)	$(127,466)	$(251,357)
Net loss attributable to common stock—basic and diluted	$(23,114)	$(62,090)	$(131,100)	$(322,703)

Net loss from continuing operations per share attributable to common stock—basic and diluted	$(0.20)	$(0.25)	$(1.13)	$(2.33)
Net loss per share attributable to common stock—basic and diluted	$(0.20)	$(0.57)	$(1.16)	$(2.99)

Weighted average shares of common stock—basic and diluted	116,154,001	108,997,415	113,152,752	107,927,464

Net loss	$(22,898)	$(61,946)	$(130,026)	$(321,143)
Other comprehensive income
Foreign currency translation adjustments	2	29	(71)	94
Unrealized gain (loss) on available-for-sale securities	73	(279)	690	533
Comprehensive loss	$(22,823)	$(62,196)	$(129,407)	$(320,516)

(1) Includes stock-based compensation as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Cost of revenue	$2,741	$4,367	$12,914	$15,137
Technology and development	8,352	6,135	33,111	26,365
Marketing	1,312	1,052	5,148	3,991
General and administrative	3,148	4,504	19,528	17,526
Total	$15,553	$16,058	$70,701	$63,019

Redfin Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Year Ended December 31,
	2023	2022
Operating Activities
Net loss	$(130,026)	$(321,143)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	62,851	64,907
Stock-based compensation	70,935	68,257
Amortization of debt discount and issuance costs	3,620	6,137
Non-cash lease expense	16,269	16,234
Impairment costs	1,948	1,136
Net (gain) loss on IRLCs, forward sales commitments, and loans held for sale	(1,992)	14,427
Change in fair value of mortgage servicing rights, net	3,198	(801)
Gain on extinguishment of convertible senior notes	(94,019)	(57,193)
Other	(2,113)	3,791
Change in assets and liabilities:
Accounts receivable, net	3,286	24,411
Inventory	114,232	243,948
Prepaid expenses and other assets	6,004	(5,904)
Accounts payable	(1,323)	(2,472)
Accrued and other liabilities, deferred tax liabilities, and payroll tax liabilities, noncurrent	(19,085)	(46,454)
Lease liabilities	(18,998)	(18,452)
Origination of mortgage servicing rights	(565)	(3,140)
Proceeds from sale of mortgage servicing rights	1,457	1,662
Origination of loans held for sale	(3,525,987)	(3,949,442)
Proceeds from sale of loans originated as held for sale	3,567,066	4,000,582
Net cash provided by operating activities	56,758	40,491
Investing activities
Purchases of property and equipment	(12,056)	(21,531)
Purchases of investments	(76,866)	(182,466)
Sales of investments	124,681	17,545
Maturities of investments	61,723	99,455
Cash paid for acquisition, net of cash, cash equivalents, and restricted cash acquired	—	(97,341)
Net cash provided by (used in) investing activities	97,482	(184,338)
Financing activities
Proceeds from the issuance of common stock pursuant to employee equity plans	9,613	11,528
Tax payments related to net share settlements on restricted stock units	(16,348)	(7,498)
Borrowings from warehouse credit facilities	3,532,119	3,938,265
Repayments to warehouse credit facilities	(3,570,664)	(3,989,407)
Borrowings from secured revolving credit facility	—	565,334
Repayments to secured revolving credit facility	—	(765,114)
Cash paid for secured revolving credit facility issuance costs	—	(733)
Principal payments under finance lease obligations	(89)	(855)
Repurchases of convertible senior notes	(241,808)	(83,614)
Repayments of convertible senior notes	(23,512)	—
Repayment of term loan principal	(313)	—
Extinguishment of convertible senior notes associated with closing of term loan	(57,075)	—
Payments of debt issuance costs	(2,338)	—
Proceeds from term loan	125,000	—
Net cash used in financing activities	(245,415)	(332,094)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	(71)	(94)
Net change in cash, cash equivalents, and restricted cash	(91,246)	(476,035)
Cash, cash equivalents, and restricted cash:
Beginning of period	242,246	718,281
End of period	$151,000	$242,246

Redfin Corporation and Subsidiaries
Supplemental Financial Information and Business Metrics
(unaudited)

	Three Months Ended
	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023	Mar. 31, 2023	Dec. 31, 2022	Sep. 30, 2022	Jun. 30, 2022	Mar. 31, 2022
Monthly average visitors (in thousands)	43,861	51,309	52,308	50,440	43,847	50,785	52,698	51,287
Real estate services transactions
Brokerage	10,152	13,075	13,716	10,301	12,743	18,245	20,565	15,001
Partner	3,186	4,351	3,952	3,187	2,742	3,507	3,983	3,417
Total	13,338	17,426	17,668	13,488	15,485	21,752	24,548	18,418
Real estate services revenue per transaction
Brokerage	$12,248	$12,704	$12,376	$11,556	$10,914	$11,103	$11,692	$11,191
Partner	2,684	2,677	2,756	2,592	2,611	2,556	2,851	2,814
Aggregate	9,963	10,200	10,224	9,438	9,444	9,725	10,258	9,637
U.S. market share by units(1)	0.72%	0.78%	0.75%	0.79%	0.76%	0.80%	0.83%	0.79%
Revenue from top-10 Redfin markets as a percentage of real estate services revenue	55%	56%	55%	53%	57%	58%	59%	57%
Average number of lead agents	1,692	1,744	1,792	1,876	2,022	2,293	2,640	2,750
Mortgage originations by dollars (in millions)	$885	$1,110	$1,282	$991	$1,036	$1,557	$1,565	$159
Mortgage originations by units (in ones)	2,293	2,786	3,131	2,444	2,631	3,720	3,860	414

	Year Ended December 31,
	2023	2022
Monthly average visitors (in thousands)	49,479	49,654
Real estate services transactions
Brokerage	47,244	66,554
Partner	14,676	13,649
Total	61,920	80,203
Real estate services revenue per transaction
Brokerage	$12,260	$11,269
Partner	2,681	2,718
Aggregate	9,990	9,814
U.S. market share by units(1)	0.76%	0.80%
Revenue from top-10 markets as a percentage of real estate services revenue	55%	58%
Average number of lead agents	1,776	2,426
Mortgage originations by dollars (in millions)	$4,268	$4,317
Mortgage originations by units (in ones)	10,654	10,625
(1) Prior to the second quarter of 2022, we reported our U.S. market share based on the aggregate home value of our real estate services transactions, relative to the aggregate value of all U.S. home sales, which we computed based on the mean sale price of U.S. homes provided by the National Association of REALTORS® (“NAR”). Beginning in the second quarter of 2022, NAR (1) revised its methodology of computing the mean sale price, (2) restated its previously reported mean sale price beginning from January 2020 (and indicated that previously reported mean sale price prior to January 2020 is not comparable), and (3) discontinued publication of the mean sale price as part of its primary data set. Due to these changes, as of the second quarter of 2022, we report our U.S. market share based on the number of homes sold, rather than the dollar value of homes sold. Our market share by number of homes sold has historically been lower than our market share by dollar value of homes sold. We also stopped reporting the aggregate home value of our real estate services transactions.

Redfin Corporation and Subsidiaries
Segment Reporting and Reconciliation of Adjusted EBITDA to Net Income (Loss)
(unaudited, in thousands)

	Three Months Ended December 31, 2023
	Real estate services	Rentals	Mortgage	Other	Corporate Overhead	Total
Revenue	$132,890	$49,176	$26,270	$9,741	$—	$218,077
Cost of revenue	103,000	11,070	25,070	5,786	—	144,926
Gross profit	29,890	38,106	1,200	3,955	—	73,151
Operating expenses
Technology and development	25,551	15,853	694	1,029	971	44,098
Marketing	7,897	11,443	942	14	36	20,332
General and administrative	17,854	20,807	4,689	968	7,888	52,206
Restructuring and reorganization	—	503	—	—	265	768
Total operating expenses	51,302	48,606	6,325	2,011	9,160	117,404
(Loss) income from continuing operations	(21,412)	(10,500)	(5,125)	1,944	(9,160)	(44,253)
Interest income, interest expense, income tax expense, gain on extinguishment of convertible senior notes, and other expense, net	18	100	(168)	237	21,168	21,355
Net (loss) income from continuing operations	$(21,394)	$(10,400)	$(5,293)	$2,181	$12,008	$(22,898)

	Three Months Ended December 31, 2023
	Real estate services	Rentals	Mortgage	Other	Corporate Overhead	Total
Net (loss) income from continuing operations	$(21,394)	$(10,400)	$(5,293)	$2,181	$12,008	$(22,898)
Interest income(1)	(18)	(100)	(2,176)	(237)	(2,007)	(4,538)
Interest expense(2)	—	—	2,318	—	4,132	6,450
Income tax expense	—	—	68	—	29	97
Depreciation and amortization	3,201	9,808	935	246	255	14,445
Stock-based compensation(3)	10,961	3,073	(1,088)	550	2,057	15,553
Restructuring and reorganization(4)	—	503	—	—	265	768
Impairment(5)	—	—	—	—	1,835	1,835
Gain on extinguishment of convertible senior notes	—	—	—	—	(25,171)	(25,171)
Adjusted EBITDA	$(7,250)	$2,884	$(5,236)	$2,740	$(6,597)	$(13,459)
(1) Interest income includes $2.2 million of interest income related to originated mortgage loans for the three months ended December 31, 2023.
(2) Interest expense includes $2.2 million of interest expense related to our warehouse credit facilities for the three months ended December 31, 2023.
(3) Stock-based compensation consists of expenses related to stock options, restricted stock units, and our employee stock purchase program.
(4) Restructuring and reorganization expenses primarily consist of personnel-related costs associated with employee terminations, furloughs, or retention due to the restructuring and reorganization activities from our acquisitions of Bay Equity and Rent., and from our June and October 2022 workforce reductions.
(5) Impairment consists of an impairment loss due to subleasing one of our operating leases.

	Three Months Ended December 31, 2022
	Real estate services	Rentals	Mortgage	Other	Corporate Overhead	Total
Revenue(1)	$146,242	$40,931	$28,420	$6,342	$—	$221,935
Cost of revenue	119,913	9,647	30,936	5,872	—	166,368
Gross profit	26,329	31,284	(2,516)	470	—	55,567
Operating expenses
Technology and development	25,052	15,360	798	616	1,421	43,247
Marketing	8,293	14,258	1,364	26	15	23,956
General and administrative	20,594	23,990	7,633	960	7,574	60,751
Restructuring and reorganization	—	—	—	—	13,954	13,954
Total operating expenses	53,939	53,608	9,795	1,602	22,964	141,908
(Loss) income from continuing operations	(27,610)	(22,324)	(12,311)	(1,132)	(22,964)	(86,341)
Interest income, interest expense, income tax expense, gain on extinguishment of convertible senior notes, and other expense, net	—	291	50	88	58,833	59,262
Net (loss) income from continuing operations	$(27,610)	$(22,033)	$(12,261)	$(1,044)	$35,869	$(27,079)
(1) Included in revenue is $2.9 million from providing services to our discontinued properties segment.

	Three Months Ended December 31, 2022
	Real estate services	Rentals	Mortgage	Other	Corporate Overhead	Total
Net (loss) income from continuing operations	$(27,610)	$(22,033)	$(12,261)	$(1,044)	$35,869	$(27,079)
Interest income(1)	—	(23)	(3,203)	(88)	(4,571)	(7,885)
Interest expense(2)	—	—	2,981	—	2,136	5,117
Income tax expense	—	(288)	(174)	—	153	(309)
Depreciation and amortization	4,569	10,133	1,013	274	953	16,942
Stock-based compensation(3)	7,008	2,709	1,542	345	4,454	16,058
Restructuring and reorganization(4)	—	—	—	—	13,954	13,954
Impairment(5)	—	—	—	—	224	224
Gain on extinguishment of convertible senior notes	—	—	—	—	(57,193)	(57,193)
Adjusted EBITDA	$(16,033)	$(9,502)	$(10,102)	$(513)	$(4,021)	$(40,171)
(1) Interest income includes $3.2 million of interest income related to originated mortgage loans for the three months ended December 31, 2022.
(2) Interest expense includes $2.9 million of interest expense related to our warehouse credit facilities for the three months ended December 31, 2022.
(3) Stock-based compensation consists of expenses related to stock options, restricted stock units, and our employee stock purchase program.
(4) Restructuring and reorganization expenses primarily consist of personnel-related costs associated with employee terminations, furloughs, or retention due to the restructuring and reorganization activities from our acquisitions of Bay Equity and Rent., and from our June and October 2022 workforce reductions.
(5) Impairment consists of an impairment loss due to subleasing one of our operating leases.

	Year ended December 31, 2023
	Real estate services	Rentals	Mortgage	Other	Corporate overhead	Total
Revenue(1)	$618,577	$184,812	$134,108	$39,175	$—	$976,672
Cost of revenue	462,625	42,086	118,178	23,964	—	646,853
Gross profit	155,952	142,726	15,930	15,211	—	329,819
Operating expenses
Technology and development	108,201	63,934	2,871	4,504	3,784	183,294
Marketing	59,746	53,952	4,064	60	41	117,863
General and administrative	76,851	94,252	25,012	4,017	38,658	238,790
Restructuring and reorganization	—	503	—	—	7,424	7,927
Total operating expenses	244,798	212,641	31,947	8,581	49,907	547,874
(Loss) income from continuing operations	(88,846)	(69,915)	(16,017)	6,630	(49,907)	(218,055)
Interest income, interest expense, income tax expense, gain on extinguishment of convertible senior notes, and other expense, net	59	215	(392)	712	91,069	91,663
Net (loss) income from continuing operations	$(88,787)	$(69,700)	$(16,409)	$7,342	$41,162	$(126,392)
1) Included in revenue is $1.2 million from providing services to our discontinued properties segment.

	Year ended December 31, 2023
	Real estate services	Rentals	Mortgage	Other	Corporate overhead	Total
Net (loss) income from continuing operations	$(88,787)	$(69,700)	$(16,409)	$7,342	$41,162	$(126,392)
Interest income(1)	(59)	(338)	(11,238)	(712)	(9,407)	(21,754)
Interest expense(2)	—	—	12,055	—	9,417	21,472
Income tax expense	—	123	289	—	567	979
Depreciation and amortization	16,020	39,876	3,864	1,002	2,000	62,762
Stock-based compensation(3)	44,002	14,653	1,466	2,246	8,334	70,701
Acquisition-related costs(4)	—	—	—	—	8	8
Restructuring and reorganization(5)	—	503	—	—	7,424	7,927
Impairment(6)	—	—	—	—	1,948	1,948
Gain on extinguishment of convertible senior notes	—	—	—	—	(94,019)	(94,019)
Adjusted EBITDA	$(28,824)	$(14,883)	$(9,973)	$9,878	$(32,566)	$(76,368)
(1) Interest income includes $11.2 million of interest income related to originated mortgage loans for the year ended December 31, 2023.
(2) Interest expense includes $11.9 million of interest expense related to our warehouse credit facilities for the year ended December 31, 2023.
(3) Stock-based compensation consists of expenses related to stock options, restricted stock units, and our employee stock purchase program.
(4) Acquisition-related costs consist of fees for external advisory, legal, and other professional services incurred in connection with our acquisition of other companies.
(5) Restructuring and reorganization expenses primarily consist of personnel-related costs associated with employee terminations, furloughs, or retention due to the restructuring and reorganization activities.
(6) Impairment consists of impairment losses due to subleasing two of our operating leases.

	Year ended December 31, 2022
	Real estate services	Rentals	Mortgage	Other	Corporate overhead	Total
Revenue(1)	$787,076	$155,910	$132,904	$23,684	$—	$1,099,574
Cost of revenue	608,027	33,416	126,552	22,460	—	790,455
Gross profit	179,049	122,494	6,352	1,224	—	309,119
Operating expenses
Technology and development	105,196	59,899	6,034	3,591	4,204	178,924
Marketing	98,673	51,064	4,889	199	484	155,309
General and administrative	88,171	92,728	25,680	3,307	33,504	243,390
Restructuring and reorganization	—	—	—	—	32,353	32,353
Total operating expenses	292,040	203,691	36,603	7,097	70,545	609,976
Loss from continuing operations	(112,991)	(81,197)	(30,251)	(5,873)	(70,545)	(300,857)
Interest income, interest expense, income tax benefit, gain on extinguishment of convertible senior notes, and other expense, net	(123)	1,389	(114)	140	49,768	51,060
Net loss from continuing operations	$(113,114)	$(79,808)	$(30,365)	$(5,733)	$(20,777)	$(249,797)
(1) Included in revenue is $17.8 million from providing services to our discontinued properties segment.

	Year ended December 31, 2022
	Real estate services	Rentals	Mortgage	Other	Corporate overhead	Total
Net loss from continuing operations	$(113,114)	$(79,808)	$(30,365)	$(5,733)	$(20,777)	$(249,797)
Interest income(1)	—	(24)	(10,499)	(143)	(6,447)	(17,113)
Interest expense(2)	—	—	8,580	—	8,778	17,358
Income tax expense	—	(1,077)	—	—	1,193	116
Depreciation and amortization	17,526	38,683	3,438	1,089	1,836	62,572
Stock-based compensation(3)	36,652	11,319	4,132	1,496	9,420	63,019
Acquisition-related costs(4)	—	—	—	—	2,437	2,437
Restructuring and reorganization(5)	—	—	—	—	32,353	32,353
Impairment(6)	—	—	—	—	1,136	1,136
Gain on extinguishment of convertible senior notes	—	—	—	—	(57,193)	(57,193)
Adjusted EBITDA	$(58,936)	$(30,907)	$(24,714)	$(3,291)	$(27,264)	$(145,112)
(1) Interest income includes $10.5 million of interest income related to originated mortgage loans for the year ended December 31, 2022.
(2) Interest expense includes $8.5 million of interest expense related to our warehouse credit facilities for the year ended December 31, 2022.
(3) Stock-based compensation consists of expenses related to stock options, restricted stock units, and our employee stock purchase program.
(4) Acquisition-related costs consist of fees for external advisory, legal, and other professional services incurred in connection with our acquisition of other companies.
(5) Restructuring and reorganization expenses primarily consist of personnel-related costs associated with employee terminations, furloughs, or retention due to the restructuring and reorganization activities from our acquisitions of Bay Equity and Rent., and from our June and October 2022 workforce reductions.
(6) Impairment consists of an impairment loss due to subleasing one of our operating leases.

Redfin Corporation and Subsidiaries
Reconciliation of Adjusted EBITDA Guidance to Net Loss Guidance
(unaudited, in millions)

	Three Months Ended March 31, 2024
	Low	High
Net loss	$(72)	$(65)
Net interest expense	3	3
Depreciation and amortization	14	14
Stock-based compensation	18	18
Adjusted EBITDA	$(36)	$(29)